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Exhibit 99.1

FOR IMMEDIATE RELEASE:	NEWS
January 12, 2005	Nasdaq-ACTT

ACT TELECONFERENCING ANNOUNCES GLOBAL REORGANIZATION
Objective is to reduce costs and increase overall efficiency

        GOLDEN, Colo., Jan 12, 2005. ACT Teleconferencing (Nasdaq: ACTT—News), an independent worldwide provider of audio, video and web-based conferencing products and services, today announced a global reorganization to reduce costs and to improve its overall efficiency in delivering services.

        The Company's decision to reorganize from a geographic structure into a functional structure was based on current industry trends and customers' needs. Duplicative operations will be consolidated to make the Company more competitive and to improve the Company's ability to tailor its services to the individual needs of its customers. Restructuring the Company will result in a reduction of an estimated 35 positions or 10% of the workforce. The consolidation will save ACT an estimated $3 million per annum. The Company estimates that the restructuring costs, including severance, will be about $3 million, and all of these costs will be recognized in the fourth quarter of 2004.

        "Consolidating the management team under the new reporting structure will make us more effective on multiple levels," stated ACT CEO and President Gene Warren. "The new structure will improve our ability to deliver seamless service to our global customers. We structured the changes to benefit our customers. The cost savings are an added bonus."

        The following executives will be leading the global reorganization:

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  Vice President of Finance and CFO Ed Bernica will lead all worldwide general and administrative functions

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  Vice President of Sales and Business Development Paul Pearson will lead all sales, marketing, and business development functions on a global basis

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  Vice President of Technology and CTO Mark Kelly will lead global technology, infrastructure, systems and development and

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  Vice President of Operations Ken Knopp will lead service delivery of all products on all platforms globally.

        "Driving our operational efficiencies is key, so we will continue to look for ways to improve our service and increase our strong competitive global presence," commented Warren. "With this reorganization, we are positioning ourselves to take advantage of upcoming opportunities in the global marketplace."

About ACT Teleconferencing

        Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations, and governments worldwide. The Company's headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, the Netherlands, Singapore, the U.K. and the U.S., and virtual locations in Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa. ACT's Internet address is www.acttel.com.

        Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Unaudited information may not conform to US GAAP. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT. The ratios and information presented above include both audited and unaudited financial information and have been extracted from the Company's financial records for the purpose of assisting shareholders to review trends for modeling and analysis purposes.

Contact:
ACT Teleconferencing, Inc., Liza Kaiser, IR/Corporate Communications Manager
Ph: 303-233-3500; e-mail: lkaiser@acttel.com

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ACT TELECONFERENCING ANNOUNCES GLOBAL REORGANIZATION Objective is to reduce costs and increase overall efficiency